UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2024, Independence Contract Drilling, Inc. (the “Company”) entered into a Third Supplemental Indenture, dated February 27, 2024 (the “Third Supplemental Indenture), by and among the Company, the Guarantor party thereto, and U.S. Bank Trust Company National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), to that certain Indenture, dated March 18, 2022 (as amended by the First Supplemental Indenture, dated July 21, 2022, and Second Supplemental Indenture dated February 24, 2023 the “Indenture”), relating to the Company’s Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026.

The Third Supplemental Indenture was entered into in connection with approval by the Company’s Board of Directors of the Company’s 2024 capital and operating budget and amends the covenant limiting the Company’s ability to make capital expenditures in 2024 and 2025 as follows:

●	For the nine months ended September 30, 2024 (the “2024 Capex Period), $14.8 million plus the amount of any Capex Adjustment (the “2024 Capex Amount”)
●	For the nine months ended June 30, 2025, $11.25 million plus the amount of any Capex Adjustment and any 2024 Rollover Amount.

For purpose of the Indenture, The Capex Adjustment, means with respect to any fiscal year, an amount equal to (a) an additional amount of $500,000 for each rig above an aggregate of 17 rigs that the Company operates during such fiscal year, plus (b) an amount equal to costs incurred to reactivate any rig, so long as (i) the Company has a signed contract with a customer with respect to each such rig of at least one (1) year duration providing for early termination payments consistent with past practice equal to at least the expected margin on the contract, (ii) the expected margin on such rig contract will be equal to or exceed the reactivation Capital Expenditures (as defined in the Indenture) subject to the CapEx Adjustment in clause (b), and (iii) the reactivation Capital Expenditures, rig contract and the expected margin calculation are approved by the Board of Directors and (c) an amount equal to such other Capital Expenditures specifically approved by written or electronic consent by both (i) the Required Holders (as defined in the Indenture) (which approval may, for the avoidance of doubt, be provided by the Required Holders in their sole discretion for an amount of Capital Expenditures to be committed or made by the Company or a Subsidiary of the Company within ninety (90) days after the date of such consent) and (ii) the Board of Directors of the Company.

For purposes of the Third Supplemental Indenture, “2024 Rollover Amount” means the amount, not to exceed $2,000,000, if any, that the 2024 Capex Amount exceeds the actual amount of Capital Expenditures subject to the capital expenditure limitation for the 2024 Capex Period.

The foregoing summary description of the Third Supplemental Indenture is subject to and qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On February 28, 2024, Independence Contract Drilling, Inc. (the “Company” or “ICD”) issued a press release reporting unaudited financial results for the fourth quarter and year ended December 31, 2023. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2024, the Compensation Committee of Independence Contract Drilling, Inc. (the “Company”) approved the following long-term incentive plan awards to named executive officers:

Executive Officer	Restricted Stock	Phantom Stock Units	Free-Cash-Flow/Relative TSR Performance Units “Target FCF Units”
J. Anthony Gallegos Jr., President & Chief Executive Officer	192,500	96,250	288,750
Philip A. Choyce, Executive Vice President & Chief Financial Officer	94,350	47,175	141,525
Scott A. Keller, Senior Vice President - Business Development	61,333	30,667	92,000

The Restricted Stock and Phantom Stock units vest in three equal annual installments beginning February 27, 2025. Each phantom stock unit represents the right to receive a cash payment equal to the fair market value of one share of the Company’s common stock on the vesting date.

The Free-Cash Flow / Relative TSR Performance Units (“FCF Units”), to the extent performance measures are satisfied, vest on the third anniversary of the date of grant. Each FCF Unit represents the right to receive 0% to 175% of the Target FCF Units depending upon the Company’s actual performance versus various free cash flow and relative TSR metrics. The material terms of the FCF Units include the following:

●	Performance will be measured against Free Cash Flow (defined below) targets approved by the Company’s Board of Directors for each fiscal year within the three-year award period: 2024; 2025; and 2026. One third of the FCF Units are allocated to each fiscal year performance period.
●	The number of FCF Units deemed earned (“Earned Units”) and eligible for vesting will be determined by measuring the Company’s actual Free Cash Flow calculated from the Company’s audited financial statements for each of 2024, 2025 and 2026 against Free Cash Flow targets for each performance year approved by the Company’s Board of Directors. To determine Earned Units for each performance period, the number of Target FCF Units allocated to each period will be multiplied by the percentages set forth in the table below (actual performance between levels set forth in the table will be determined by interpolation). Any FCF Units allocated to a performance period that are not deemed to be Earned Units are immediately forfeited.

	Actual Results Below 80% Target FCF	Actual Results 80% Target FCF	Actual Results Equal Target FCF	Actual Results Equal to or Exceeding 120%+ Target FCF
Multiple of Target FCF Units Eligible for Vesting	0%	25%	100%	175%

●	No Earned Units will vest until the third anniversary of the date of grant. On the third anniversary of the date of grant, the number of FCF Units that vest, if any, will be determined by multiplying the number of Earned Units for each calendar year performance period by a multiplier (the “TSR Multiplier”) based upon the Company’s relative total shareholder return for the three year period ending on third anniversary of the date of grant compared to the relative total shareholder return of an eight-company peer group of oilfield service companies for the same period, based upon the following table:

ICD TSR Ranking Compared to Peer Group	TSR Multiplier
1	115%
2	115%
3	110%
4	105%
5	100%
6	95%
7	90%
8	85%
9	85%

●	Vested units will be settled in cash in an amount equal to the fair market value of the common stock on the vesting date for each vested Earned Unit; provided however, if the Company’s stockholders approve an increase in authorized shares under the Company’s 2019 Omnibus Plan that specifically contemplates settling of the FCF Units in shares of common stock, each vested Earned Unit shall be settled in shares of common stock.
●	In the event of certain changes of control, Earned Units shall immediately vest based upon an assumed TSR multiplier of 100%. If a change of control occurs during or prior to a calendar year performance period, FCF Units allocated to such periods shall vest at the Target level.
●	“Free Cash Flow” during an applicable performance period means an amount equal to Adjusted EBITDA less Capital Expenditures. “Adjusted EBITDA” is defined as net income before interest expense, tax expense, depreciation and amortization expense, gain/loss on sale of assets, non-cash impairments, non-cash stock based and deferred compensation expenses, and other non-cash charges. “Capital Expenditures” during an applicable performance period means capital expenditures accrued and incurred in accordance with generally accepted accounting principles applied consistently by the Company less any Excluded Capital Expenditures, less proceeds from asset disposals. “Excluded Capital Expenditures” means Capital Expenditures relating to reactivation or upgrade of a drilling rig not included or contemplated in the Company’s annual budget and which is approved by resolution of the Company’s Compensation Committee

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.1	Third Supplemental Indenture dated February 27, 2024, by and amongst the Company, the Guarantor thereto, and U.S. Bank Trust Company Nation Association

99.1	Press Release dated February 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 28, 2024	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary